EXHIBIT 10.30

SVB FINANCIAL GROUP

AMENDMENT TO BENEFIT PLANS TO COMPLY

WITH EMERGENCY ECONOMIC STABILIZATION ACT, AS AMENDED

As Adopted by the Compensation Committee as of July 22, 2009

RECITALS

WHEREAS, on December 12, 2008, SVB Financial Group (the “Company”) entered into a Securities Purchase Agreement with the United States Department of Treasury (the “Agreement”) as part of the Capital Purchase Program under the Troubled Asset Relief Program (“TARP”) of the Emergency Economic Stabilization Act of 2008 (“EESA”);

WHEREAS, on February 11, 2009, EESA was amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”) to revise EESA’s original executive compensation requirements and add additional requirements applicable to institutions with outstanding TARP obligations;

WHEREAS, on June 15, 2009, the United States Department of Treasury issued Interim Final Rules (the “Interim Final Rules”) to clarify and make certain revisions to the executive compensation requirements under EESA, as amended by ARRA;

WHEREAS, pursuant to Section 1.2(d)(iv) of the Agreement, the Company is required to amend its “Benefit Plans” with respect to its “Senior Executive Officers” (as defined by EESA, as amended) and certain other highly compensated employees (as required by EESA, as amended, and the Interim Final Rules) to the extent necessary to comply with Section 111 of EESA, as amended; and

WHEREAS, the applicable “Benefit Plans” are the plans in which any Senior Executive Officer and other highly compensated employees participate, or are eligible to participate, and the agreements to which they are a party, that either: (i) provide for incentive compensation based on the achievement of performance goals (“Incentive Plans”) or (ii) provide for payments or benefits upon a Change of Control of the Company or severance from employment (“Golden Parachute Plans”). Such Benefit Plans include but are not limited to the SVB Capital Carried Interest Long-Term Incentive Plan, SVB Financial Group 2006 Equity Incentive Plan, SVB Financial Group Change in Control Severance Plan, and any agreement and/or contract entered into by and between the Senior Executive Officers and certain other highly compensated employees of the Company.

RESOLUTIONS

RESOLVED, that each Incentive Plan and Golden Parachute Plan is hereby amended effective as of the date of entry into the Agreement as follows:

1. Compliance With Section 111 of EESA. Each Incentive Plan and Golden Parachute Plan is hereby amended by adding the following provision as a final section to such arrangement (to the extent any Incentive Plan or Golden Parachute Plan was previously amended pursuant to a Global Amendment to Equity Plans to Comply with EESA, adopted as of November 21, 2008, the following amendment shall replace the previous amendment in its entirety):

“Compliance With Section 111 of EESA. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by ARRA and the Interim Final Rules (“EESA, as amended”), applicable to participants in the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program: (a) each “Senior Executive Officer” within the meaning of Section 111 of EESA, as amended, shall be ineligible to receive compensation hereunder to the extent that the Compensation Committee of the Board of Directors of the Company determines this plan or agreement includes incentives for the Senior Executive Officer to take unnecessary and excessive risks that threaten the value of the financial institution; (b) each Senior Executive Officer and certain other highly compensated employees (as required by EESA, as amended) who participate in this plan or is a party to this agreement shall be required to forfeit any bonus or incentive compensation paid to such individual based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; (c) the Company shall be prohibited from paying each Senior Executive Officer and certain other highly compensated employees (as required by EESA, as amended) who participate in this plan or is a party to this agreement any form of “incentive compensation” (as defined by EESA, as amended) with the exception of certain restricted stock awards that are exempt from this requirement (as defined by EESA, as amended); and (d) the Company shall be prohibited from making to each Senior Executive Officer and certain other highly compensated employees (as required by EESA, as amended) who participate in this plan or is a party to this agreement, and each such Senior Executive Officer and certain other highly compensated employee shall be ineligible to receive hereunder, any “golden parachute payment” (as defined by EESA, as amended) in connection with a Change in Control of the Company or such individual’s severance from employment.”

2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Incentive Plan and Golden Parachute Plan shall continue in full force and effect.